Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated March 10, 2015, with respect to the consolidated financial statements included in the Annual Report of Erickson Incorporated on Form 10-K for the year ended December 31, 2014. We hereby consent to the incorporation by reference of said report in the Registration Statements of Erickson Incorporated on Form S-8 (File No. 333-180778, effective April 17, 2012), Form S-3 (File No. 333-189196, effective July 20, 2013), and Form S-3 (File No. 333-195826, effective May 21, 2014).
/s/ GRANT THORNTON LLP
Portland, Oregon
March 10, 2015